As filed with the Securities and Exchange Commission on July 12, 1999
                                                       Registration No. 33-76650
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------
                           AMENDMENT NO. 1 TO FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------

                              PAGING NETWORK, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                         04-2740516
     State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

             14911 Quorum Drive
               Dallas, Texas                                        75240
(Address of principal executive offices)                         (Zip Code)

                     ---------------------------------------


                         PAGENET EMPLOYEES SAVINGS PLAN
                            (Full title of the plan)

                     ---------------------------------------


                                                                   Copy to:
            John P. Frazee, Jr.                              Ruth Williams, Esq.
                Chairman                                   Senior Vice President
      and Chief Executive Officer                           and General Counsel
          Paging Network, Inc.                              Paging Network, Inc.
          14911 Quorum Drive                                 14911 Quorum Drive
         Dallas, Texas 75240                                 Dallas, Texas 75240
            (972) 801-8000                                     (972) 801-8000
  (Name, address and telephone number
including area code of agent for service)

                     ---------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) The Registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1998;

                  (2) The Registrant's Quarterly Report on Form 10-Q filed with the Commission for the three months ended March 31, 1999;

                  (3) The Plan's Annual Report on Form 11-K filed with the Commission for the plan year ended December 31, 1998,

                  (4) The description of the Common Stock of the Registrant set forth in the Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.


--------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 6.  Indemnification of Directors and Officers.

         The Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including appeals, by reason of the fact that he or she is or was a director, officer, employee or other agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or the agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or other agent, to the fullest extent authorized by the Delaware General Corporation Law, against all expenses, liability and loss (including attorney's fees, judgements, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except with respect to proceedings seeking to enforce the rights to indemnification granted herein, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

         The Registrant's Certificate of Incorporation also limits the liability of directors, providing that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Such limitation of liability does not extend to liability (i) for any breach of the director's duty loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

         The Registrant's Bylaws provide for indemnification as follows:

                                   "ARTICLE VI

                     INDEMNIFICATION OF OFFICERS AND OTHERS
                     --------------------------------------

         Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an officer of the Corporation, or is or was serving at the request of the
Corporation as director or officer of another Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 3. To the extent that an officer of the Corporation or person serving at the request of the Corporation as a director or officer of another Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 4. Any indemnification under Sections I and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer or person serving at the request of the Corporation as a director or officer of another Corporation is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this
Article VI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or person serving at the request of the Corporation as a director or officer of another Corporation to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

         Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         Section 7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the. power to indemnify him or her against such liability under the provisions of this Article VI.

         Section 8. For purposes of this Article VI, references to 'the Corporation' shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director or officer of another Corporation shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

         Section 9. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an officer, employee or person serving at the request of the Corporation as a director or officer of another Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 10. This Article VI may be amended or repealed only by the affirmative vote of the holders of a majority of the Voting Stock; provided that no such amendment or repeal shall adversely affect any right to indemnification for any act or omission of any person referred to in Section 1 and 2 of this
Article VI which occurred or allegedly occurred prior to the effective date of such amendment or repeal.

         Section 11. If in any action, suit or other proceeding or investigation, a Director of the Corporation is held not liable for monetary damages because that Director is relieved of personal liability under Article NINTH of the Certificate of Incorporation or otherwise, the Director shall be deemed to have met the standards of conduct set forth above and to be entitled to indemnification as provided above."

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceedings. The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in the light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.

         The Registrant has entered into Indemnification Agreements with each of its directors and the officers subject to Section 16 of the Exchange Act. Each Indemnification Agreement provides for indemnification of directors of the Registrant to the fullest extent permitted by law and additionally permits advancing attorney's fees and all other costs, expenses, fees, fines and losses, paid or incurred by a director or officer in connection with the investigation, defense or other participation in any event or occurrence that is related to the fact that the director or officer is or was a director or officer of the Registrant or is serving at the request of the Registrant as a director or officer in another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action taken or not taken by the director or officer in any such capacity. The foregoing provisions are subject to the condition that the Registrant's Board of Directors or any other person or body appointed by the Board who is not a party to the particular claim for which the director or officer is seeking indemnification has not determined that the indemnification would not be permitted under applicable law. The Indemnification Agreements further provide that in the event of a change in control of the Registrant, then with respect to all matters arising concerning the rights of directors to indemnification, such decisions will be made only by independent legal counsel selected by the director and approved by the Registrant.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The following documents are filed as a part of this regis-tration statement.

         Exhibit           Description of Exhibit
         -------           ----------------------

        4.1 Restated Certificate of Incorporation of the Registrant, as amended and filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 33-46483) and incorporated herein by reference.

        4.2 Amended and Restated Bylaws of the Registrant as adopted by the Board of Directors of the Registrant effective as of December 16, 1998 filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K (No. 0-19494) for the year ended December 31, 1998 and incorporated herein by reference.

       *4.3       PageNet Employees  Savings Plan,  effective as  of  January 1,
                  1993.

       *4.4 PageNet Employees Savings Plan Trust Agreement, effective as of January 1, 1993.

        4.5 PageNet Employees Savings Plan as Amended and Restated effect-ive January 1, 1997.

        4.6 First Amendment to PageNet Employees Savings Plan as Amended and Restated effective January 1, 1997, effective January 1, 1998.

        4.7 Second Amendment to PageNet Employees Savings Plan as Amended and Restated effective January 1, 1997, effective May 24, 1998.

        4.8 Third Amendment to PageNet Employees Savings Plan as Amended and Restated effective January 1, 1997, effective as of October 10, 1998.

        4.9 Fourth Amendment to PageNet Employees Savings Plan as Amended and Restated effective January 1, 1997, effective as of January 1, 1999.

        4.10 Fifth Amendment to PageNet Employees Savings Plan as Amended and Restated effective January 1, 1997, effective as of January 1, 1999.

        4.11 Sixth Amendment to PageNet Employees Savings Plan as Amended and Restated effective January 1, 1997, effective as of January 1, 1999.

       23.1       Consent of Ernst & Young LLP

       24.1 Power of Attorney (included in the signature page of this Registration Statement)

*        Previously filed

         (b) The Registrant hereby undertakes to submit, or has submitted, the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


Item 9.  Undertakings.

         A.       The Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on June 30, 1999.

                              PAGING NETWORK, INC.


                              By:   /s/ John P. Frazee, Jr.
                                    --------------------------------------------
                                    John P. Frazee, Jr.
                                    Chairman of the Board of Directors and Chief
                                    Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John P. Frazee, Jr. and Ruth Williams and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the SEC, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                          Capacity                                     Date
           ---------                                          --------                                     ----
/s/ John P. Frazee, Jr.               Chairman and Chief Executive Officer                            June 30, 1999
-------------------------------       (Principal Executive Officer)
John P. Frazee, Jr.

/s/ Julian Castelli                   Senior Vice President and Chief Financial Officer               June 30, 1999
-------------------------------       (Principal Financial Officer)
Julian Castelli

                                      Director                                                        June ___, 1999
-------------------------------
Jeffrey M. Cunningham

/s/ Robert J. Miller                  Director                                                        June 30, 1999
-------------------------------
Robert J. Miller

/s/ Carl D. Thoma                     Director                                                        June 30, 1999
-------------------------------
Carl D. Thoma

/s/ Richard C. Alberding              Director                                                        June 30, 1999
-------------------------------
Richard C. Alberding

                                      Director                                                        June ___, 1999
-------------------------------
Hermann Buerger









                                      Director                                                        June ___, 1999
-------------------------------
Gary J. Fernandes

/s/ John P. Frazee, Jr.               Director                                                        June 30, 1999
-------------------------------
John P. Frazee, Jr.

/s/ John S. Llewelyn, Jr.             Director                                                        June 30, 1999
-------------------------------
John S. Llewelyn, Jr.

/s/ Lee M. Mitchell                   Director                                                        June 30, 1999
-------------------------------
Lee M. Mitchell


         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 30, 1999.


                    PAGENET EMPLOYEE SAVINGS PLAN (the Plan)

                    By:      Paging Network, Inc.

                             By:      /s/ Ruth Williams
                                      ------------------------------------------
                             Name: Ruth Williams, Senior Vice President and General Counsel



                                  EXHIBIT INDEX



                                                                                                         Sequential
   Exhibit                                                                                                  Page
    Number                                       Document Description                                      Number
   -------                                       --------------------                                    ----------

     4.5 PageNet Employee Savings Plan as Amended and Restated effective as of January 1, 1997.

     4.6        First Amendment to PageNet Employees Savings Plan as Amended and
                Restated effective January 1, 1997, effective January 1, 1998.

     4.7 Second Amendment to PageNet Employees Savings Plan as Amended and Restated effective January 1, 1997, effective May 24, 1998.

     4.8        Third Amendment to PageNet Employees Savings Plan as Amended and
                Restated effective January 1, 1997,  effective as of October 10,
                1998.

     4.9 Fourth Amendment to PageNet Employees Savings Plan as Amended and Restated effective January 1, 1997, effective as of January
                1, 1999.

     4.10       Fifth Amendment to PageNet Employees Savings Plan as Amended and
                Restated  effective January 1, 1997,  effective as of January 1,
                1999.

     4.11       Sixth Amendment to PageNet Employees Savings Plan as Amended and
                Restated  effective January 1, 1997,  effective as of January 1,
                1999.

     23.1       Consent of Ernst & Young LLP

     24.1 Power of Attorney (included on the signature page of this Regis-tration Statement)


